UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2016

NRG YIELD LLC

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-203369 (Commission File Number)	32-0407370 (IRS Employer Identification No.)

804 Carnegie Center, Princeton, New Jersey 08540
(Address of principal executive offices, including zip code)

(609) 524-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 18, 2016, NRG Yield Operating LLC (“Yield Operating”), a subsidiary of NRG Yield LLC, completed the sale of $350 million aggregate principal amount of 5.000% senior notes due 2026 (the “Senior Notes”) pursuant to the terms of the purchase agreement, dated August 15, 2016 (the “Purchase Agreement”), among Yield Operating, the guarantors named therein, and the initial purchasers set forth on Schedule A thereto (the “Initial Purchasers”).  The Senior Notes were issued under an Indenture, dated August 18, 2016 (the “Indenture”), among Yield Operating, the guarantors named therein and Law Debenture Trust Company of New York, as trustee (the “Trustee”).  The Indenture and the form of Senior Note, which is attached as an exhibit to the Indenture, provide, among other things, that the Senior Notes will be senior unsecured obligations of Yield Operating.  Interest is payable on the Senior Notes on March 15 and September 15 of each year beginning on March 15, 2017 until their maturity date of September 15, 2026.

The terms of the Indenture, among other things, limit the ability of Yield Operating and certain of its subsidiaries to create liens on assets and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries.

The Indenture provides for customary events of default, which include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest; breach of other agreements in the indentures; defaults in failure to pay certain other indebtedness; the rendering of judgments to pay certain amounts of money against Yield Operating and its subsidiaries; the failure of certain guarantees to be enforceable; and certain events of bankruptcy or insolvency.  Generally, if an event of default occurs and is not cured within the time periods specified, the Trustee or the holders of at least 25% in principal amount of the then outstanding series of Senior Notes may declare all the Senior Notes of such series to be due and payable immediately.

The Senior Notes were sold to the Initial Purchasers for resale to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S.  Pursuant to the terms of the registration rights agreement, dated August 18, 2016 (the “Registration Rights Agreement”), among Yield Operating, the guarantors named therein, and J.P. Morgan Securities LLC, as representative of the Initial Purchasers, Yield Operating has agreed to offer to exchange substantially identical senior notes that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for the Senior Notes, or, in certain circumstances, to register resales of the Senior Notes.

The Senior Notes were issued in a transaction exempt from registration under the Securities Act or any state securities laws. Therefore, Senior Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.  This Current Report on Form 8-K and the Exhibits hereto do not constitute an offer to sell any securities or a solicitation of an offer to purchase any securities.

The Indenture, the form of Senior Note and the Registration Rights Agreement are filed as exhibits 4.1, 4.2 and 4.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The disclosures under Item 1.01 of this Current Report on Form 8-K relating to the Indenture and the form of Senior Note are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On August 18, 2016, NRG Yield, Inc. issued a press release announcing the closing of the Senior Notes.  A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Document

4.1	Indenture, dated August 18, 2016, among NRG Yield Operating LLC, the guarantors named therein and Law Debenture Trust Company of New York.

4.2	Form of 5.000% Senior Note due 2026 (incorporated by reference to Exhibit 4.1 filed herewith).

4.3	Registration Rights Agreement, dated August 18, 2016, among NRG Yield Operating LLC, the guarantors named therein and J.P. Morgan Securities LLC, as representative of the initial purchasers.

99.1	Press Release, dated August 18, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Yield LLC

	By:	/s/ Brian E. Curci
Brian E. Curci
Corporate Secretary
Dated: August 18, 2016

EXHIBIT INDEX

Exhibit No.	Document

4.1	Indenture, dated August 18, 2016, among NRG Yield Operating LLC, the guarantors named therein and Law Debenture Trust Company of New York.

4.2	Form of 5.000% Senior Note due 2026 (incorporated by reference to Exhibit 4.1 filed herewith).

4.3	Registration Rights Agreement, dated August 18, 2016, among NRG Yield Operating LLC, the guarantors named therein and J.P. Morgan Securities LLC, as representative of the initial purchasers.

99.1	Press Release, dated August 18, 2016.